EPAM Enters Into $300 Million Accelerated Share Repurchase Agreement

Newtown, PA, USA, March 5, 2026 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital and AI transformation company, today announced that it has entered into an accelerated share repurchase agreement (ASR) with Morgan Stanley & Co. LLC to repurchase an aggregate of $300 million of its common stock. The ASR was authorized under the Company’s existing $1.0 billion share repurchase authorization.

“Our accelerated repurchase program demonstrates our confidence in EPAM’s long-term outlook and our ability to generate sustained growth through our robust engineering foundation and AI-native market leadership,” said Balazs Fejes, CEO & President of EPAM. “We believe our current valuation does not fully reflect the strength and future potential of our business and view this action as a value-enhancing use of capital.”

Under the terms of the ASR, the Company will make a payment of $300 million to Morgan Stanley and receive from Morgan Stanley an initial share delivery of 1,703,336 shares, or $240 million worth based on the closing price on March 4, 2026. The final number of shares of the Company’s common stock to be repurchased under the ASR will be determined on completion of the ASR no later than the second quarter of 2026 and will generally be based on the volume-weighted average share price of the Company’s common stock during the term of the ASR, less a discount, and subject to adjustments pursuant to the terms and conditions of the ASR.

After giving effect to this ASR, the Company has $452.5 million of remaining availability under its current share repurchase authorization.
About EPAM Systems

EPAM (NYSE:EPAM) is a global leader in AI transformation engineering and integrated consulting, serving Forbes Global 2000 companies and ambitious startups. With over thirty years of expertise in custom software, product and platform engineering, EPAM empowers organizations to become AI-native enterprises, driving measurable value from innovation and digital investments. Recognized by industry benchmarks and leading analysts as a leader in AI, EPAM delivers globally while engaging locally, making the future real for clients, partners and employees.

We are proud to be recognized by Forbes, Glassdoor, Newsweek, Time Magazine, Great Place to Work and kununu as a Most Loved Workplace around the world.

Learn more at www.epam.com and follow us on LinkedIn.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company's most recent Annual Report on Form 10-K and the factors discussed in the Company's Quarterly Reports on Form 10-Q, particularly under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Mike Rowshandel, Head of Investor Relations
Phone: +1-267-759-9000 x393336
Email: mike_rowshandel@epam.com